Tortoise Capital Resources Corp. Invests $9.9 Million in Lightfoot Capital Partners, LP

 Jun 13, 2011 - LEAWOOD, Kan. – June 13, 2011 – Tortoise Capital Resources Corp. (NYSE: TTO) today announced that it has invested $9.9 million indirectly into Lightfoot Capital Partners, LP (Lightfoot), which owns a refined products storage business, Arc Terminals LP (Arc). Arc is an independent operator of above ground storage and delivery services for petroleum products and chemicals including refined products, renewable fuels and crude oil. Since its inception in 2007, Arc's business has grown to more than 3.5 million barrels of storage capacity located at eleven terminals in eight states.

"We have a track record of success with Chief Executive Officer Vince Cubbage and his team at Lightfoot," said Ed Russell, President of TTO. "Lightfoot's assets include Arc units as well as cash that may be used for near-term acquisitions and development growth opportunities. We anticipate a yield of 4.5 percent based on the current distribution paid by Arc and we expect our distribution to grow to around 8 percent as Lightfoot reaches full investment."

"We are actively engaged in originating new investments for TTO with the help of Corridor Energy," said David Schulte, Chief Executive Officer of TTO. "Although the Lightfoot investment is not REIT-qualifying, the nature of its assets and the quality of its team are representative of investments we are targeting."

About Tortoise Capital Resources Corp.

TTO invests primarily in privately-held companies operating in the midstream and downstream segments of the US energy infrastructure sector. Tortoise entered into a consulting agreement with Corridor Energy LLC to identify, analyze and finance potential investments for TTO in real estate investment trust (REIT) qualifying assets. For more information, visit www.corridorenergy.com.

About Lightfoot Capital Partners, LP

Lightfoot was formed in 2006 to invest in energy-related businesses, assets and securities that provide realizable opportunities for strategic growth. Lightfoot's other platform company, International Resource Partners LP, in which TTO co-invested, was sold to James River Coal Company in April 2011 for $475 million. TTO made the investment through a pooled investment vehicle formed by Magnetar Capital for the sole purpose of investing in Lightfoot.

About Tortoise Capital Advisors, LLC

Tortoise Capital Advisors (Tortoise) is an investment manager specializing in listed energy infrastructure investments. Tortoise is considered a pioneer in managing portfolios of MLP securities and other energy companies for individual, institutional and closed-end fund investors. As of May 31, 2011, Tortoise had approximately $6.6 billion of assets under management in six NYSE-listed investment companies and private accounts. For more information, visit our website at www.tortoiseadvisors.com.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company's investments, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Tortoise Capital Advisors, LLC
Pam Kearney, 866-362-9331
Investor Relations
pkearney@tortoiseadvisors.com